CROFT FUNDS CORPORATION
                                 CODE OF ETHICS





           While affirming its confidence in the integrity and good faith of all of its officers and trustees, Croft Funds Corporation (the "Corporation"), recognizes that the knowledge of present or future portfolio transactions and the power to influence portfolio transactions, in certain instances, which may be possessed by certain of its personnel could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Corporation, in a position where their personal interest may conflict with that of the Corporation.

           In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act"), the Corporation has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.         STATEMENT OF GENERAL PRINCIPLES

           In recognition of the trust and confidence placed in the Corporation by its shareholders, and to give effect to the Corporation's belief that its operations should be directed to the benefit of its shareholders, the Corporation hereby adopts the following general principles to guide the actions of its employees, officers and Directors.

           A. The interests of the Corporation's shareholders are paramount, and all of the Corporation's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

           B. All personal transactions in securities by the Corporation's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Corporation and its shareholders.

           C. All of the Corporation's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Corporation, or that otherwise bring into question the person's independence or judgment.

II.        DEFINITIONS

           A. "Access Person" shall mean (i) each trustee or officer of the Corporation, (ii) each employee of the Corporation (or of any company in a control relationship to the Corporation) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Corporation, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Corporation who obtains information concerning recommendations made to or by the Corporation with respect to the purchase or sale of a Security by the Corporation.

           B. "Beneficial ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

           C.        "Control" shall have the same meaning as that set forth in
                     Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company's outstanding voting security is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation.

           D. "Disinterested Director" means a Director of the Corporation who is not an "interested person" of the Corporation within the meaning of Section 2(a)(19) of the 1940 Act.

           E. "Investment Personnel" means all Access Persons who occupy the position of portfolio manager (or who serves on an investment committee that carries out the portfolio management function) with respect to the Corporation or any separately-managed series thereof (each a "Fund"), all Access Persons who provide or supply information and/or advice to any portfolio manager (or committee), or who execute or help execute any portfolio manager's decisions, and all Access Persons who, in connection with their regular functions, obtain contemporaneous information regarding the purchase or sale of a security by the Corporation.

           F. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

           G.        "Security" shall have the same meaning as that set forth in
                     Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the U.S. Government; bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements; and shares of and registered, open-end mutual funds.

           H. A "Security held or to be acquired" by the Corporation (or any Fund) means: any Security which, within the most recent fifteen days, (i) is or has been held by the Corporation (or any Fund), or (ii) is being or has been considered for such by the Adviser for purchase by the Corporation (or any Fund); and (iii) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security described in (i) of this definition.

           I. A Security is "being purchased or sold" by the Corporation from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Corporation until the time when such program has been fully completed or terminated.

III.       PROHIBITED PURCHASES AND SALES OF SECURITIES

           A. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund:

                     1. employ any device, scheme or artifice to defraud such Fund;

                     2. make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                     3. engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

                     4. engage in any manipulative practice with respect to Fund.

           B. Subject to Sections IV, no Investment Personnel shall purchase or sell, directly or indirectly, any Security in which he had or by reason of such transaction acquires any Beneficial Ownership, within seven days before or after the time that the same (or a related) Security is being purchased or sold by any Fund.

           C. No Investment Personnel may acquire a Security as part of an initial public offering by the issuer.

           D. No Investment Personnel may sell a Security within 60 days of acquiring beneficial ownership of that Security.

IV.        PRE-CLEARANCE OF TRANSACTIONS

           A. Except as provided in Section IV(B), all Investment Personnel must pre-clear proposed transactions in Securities with the Corporation's designated Review Officer prior to proceeding with the transaction. No transaction in Securities may be effected without the prior written approval of the Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to
                     Section IV(C), below.

           B. The requirements of Section IV(A) shall not apply to the following transactions:

                     1. Purchases or sales over which Investment Personnel had no direct or indirect influence or control.

                     2. Purchases or sales which are non-volitional on the part of either Investment Personnel or any Fund, including purchases or sales upon exercise of puts or calls written by Investment Personnel and sales from a margin account pursuant to a BONA FIDE margin call.

                     3. Purchases which are part of an automatic dividend reinvestment plan.

                     4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

                     5. Purchases or sales effected by Investment Personnel where such persons are required to pre-clear proposed transactions in Securities pursuant to a code of ethics described in Section VIII, hereof.

           C. The following transactions shall be entitled to clearance from the Review Officer:

                     1. Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Corporation and which are otherwise in accordance with Rule l7j-l. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security which is being considered for purchase or sale by a Fund (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion.

                     2. Purchases or sales of securities which are not eligible for purchase or sale by any Fund of the Corporation, as determined by reference to the Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the Corporation and its series, undertakings made to regulatory authorities.

                     3. Transactions which the Disinterested Directors, after consideration of all the facts and circumstances, determine to be in accordance with Section III and to present no reasonable likelihood of harm to the Corporation.

V.         ADDITIONAL RESTRICTIONS AND REQUIREMENTS

           A. No Access Person shall accept or receive any gift of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Corporation.

           B. No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company or partnership unless such position has been presented to and approved by the Corporation's Board of Directors as consistent with the interests of the Corporation and its shareholders.

           C. All Investment Personnel must direct each brokerage firm or bank at which such persons maintain securities accounts to promptly send duplicate copies of such persons' statements to the Review Officer. Compliance with this provision can be effected by providing duplicate copies of all such statements directly to the Review Officer within two business days of receipt. Investment Personnel who provide copies of their brokerage account statements to a designated review officer pursuant to a code of ethics described in Section VIII hereof are not required to provide copies of such statements to the Corporation's Review Officer pursuant to this paragraph.

           D. Each Access Person must provide to the Review Officer a complete listing of all securities owned by such person as of June 30, 1994, and thereafter must submit a revised list of such holdings to the Review Officer as of January 1 of each subsequent year. The initial listing must be submitted no later than January 1, 1995 (or within 10 days of the date upon which such person first became an Access Person of the Corporation), and each update thereafter must be provided no later than 10 days after the start of the subsequent year.

VI.        INITIAL AND ANNUAL HOLDINGS REPORTS

           A. Each Access Person (other than the Corporation's Independent Directors) must provide to the Review Officer a complete listing of all such Securities the person beneficially owns, and all accounts in which any securities (including exempt securities) are held, for the direct or indirect benefit of the person. The listing need not include transactions effected for, or Securities in, accounts over which the person has no direct or indirect influence or control (I.E., discretionary accounts).

                     The initial listing must be submitted to the Review Officer within 10 days of the date upon which such person first becomes an Access Person of the Corporation. Each update thereafter must be provided no later than 30 days after the start of the subsequent year, and current as of a date no more than 30 days before the report is submitted. An Initial Holdings Report Form and an Annual Holdings Report Form are attached as Appendix I and Appendix II, respectively.

           B. The report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

VII.       QUARTERLY REPORTING

           A. Each Access Person (except the Corporation's Independent Directors, unless required pursuant to paragraph E below) shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Each Access Person must also report any securities (including exempt securities) accounts established during the quarter. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal Securities transactions and securities accounts established to an officer designated by the President of the Corporation to receive his or her reports, who shall act in all respects in the manner prescribed herein for the Review Officer. The reports need not include transactions effected for, or Securities in, accounts over which the person has no direct or indirect influence or control. The report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

           B. Every report shall be submitted to the Review Officer NO LATER THAN 10 days after the end of each calendar quarter, and shall contain the following information (a Quarterly Report Form is included as Appendix III):

                     1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

                     2. The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

                     3. The price of the Security at which the transaction was effected;

                     4. The name of the broker, dealer or bank with or through which the transaction was effected;

                     5.   The date the report is submitted by the Access Person;
                          and

                     6. With respect to any account established by the Access Person during the quarter in which any securities are held for the direct or indirect benefit of the Access Person, the broker, dealer or bank with whom the Access Person established the account and the date the account was established.

           C. In the event the Access Person has no reportable items during the quarter, the report should be so noted and returned signed and dated.

           D. An Access Person need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Adviser, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

           E. An Independent Director shall report transactions in Securities only if the Director knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Director, should have known, that during the 15-day period immediately preceding or following the date of the transaction, such Security was purchased or sold, or was being considered for purchase or sale, by any Fund of the Corporation. The "should have known" standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting a Fund's investment objectives, or that any knowledge is to be imputed because of prior knowledge of a Fund's portfolio holdings, market considerations, or a Fund's investment policies, objectives and restrictions.

VIII.      REVIEW AND ENFORCEMENT OF THE CODE

           A. The Review Officer will be appointed by the Corporation's President to perform the duties described herein.

           B. The Review Officer shall notify each person who becomes an Access Person of their status as such, and of their reporting requirements under this Code NO LATER THAN 10 days before the first quarter in which such person is required to begin reporting. The Review Officer shall create and thereafter maintain a list of all Access Persons of the Corporation.

           C. The Review Officer will, on a quarterly basis, compare all reported personal Securities transactions with completed portfolio transactions of the Corporation and a list of Securities being considered for purchase or sale by the investment adviser to determine whether a violation of this Code may have occurred. Before determining that a person has violated the Code, the Review Officer shall give such person an opportunity to supply explanatory material.

           D. If the Review Officer determines that a violation has occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with any relevant transaction reports and any explanatory material provided by the individual, to the President and legal counsel for the investment adviser, who shall make an independent determination as to whether a violation has occurred. Outside counsel may be consulted for assistance in making this determination.

           E. If the President finds that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Directors of the Corporation.

                     F. No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed herein for the President.

IX.        ANNUAL WRITTEN REPORTS TO THE BOARD

           At least annually, the Review Officer, on behalf of the Adviser, will provide a written report to the Board of Directors as follows:

           A. ISSUES ARISING UNDER THE CODE. The report must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s). The Review Officer may report to the Board more frequently as he or she deems necessary or appropriate and shall do so as requested by the Board.

           B. CERTIFICATION. Each report must be accompanied by a certification to the Board that the Corporation has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

X.         RECORDKEEPING

           The Corporation will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

           A. A copy of this Code and any other code adopted by the Corporation, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

           B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

           C. A copy of each Quarterly Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

           D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

           E. A copy of each annual report required by Section IX of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

X.         MISCELLANEOUS

           A. CONFIDENTIALITY. All reports of securities transactions and any other information filed with the Corporation pursuant to this Code shall be treated as confidential provided such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

           B. INTERPRETATION OF PROVISIONS. The Board of Directors may from time to time adopt such interpretations of this Code as it deems appropriate.

           C. COMPLIANCE CERTIFICATION. Within 10 days of becoming an Access Person of the Corporation, and each year thereafter, each such person must complete the Compliance certification, attached as Appendix IV.



Adopted this -------- day
of --------------, 2000.

                                   APPENDIX I
                             INITIAL HOLDINGS REPORT
                           FOR CROFT FUNDS CORPORATION

Name of Reporting Person:      -----------------------
Date Person Became Subject to the
   Code's Reporting Requirements: --------------------
Information in Report Dated as of: -------------------   [NOTE: Date person
Date Report Due: -------------------------------------   became subject and as
Date Report Submitted:--------------------------------   of date should be the
                                                         same.]

SECURITIES HOLDINGS
----------------------------------- ------------------------- ------------------

Name of Issuer and               No. of Shares        Principal Amount, Maturity
Title of Security               (if applicable)       Date and Interest Rate
                                                      (if applicable)
--------------------------- ------------------------- --------------------------


--------------------------- ------------------------- --------------------------


--------------------------- ------------------------- --------------------------


--------------------------- ------------------------- --------------------------


--------------------------- ------------------------- --------------------------


--------------------------- ------------------------- --------------------------


--------------------------- ------------------------- --------------------------
If you have no securities holdings to report, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS
--------------------------------------------------------------------------------

Name of Broker, Dealer or Bank                 Name(s) on and Type of Account
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
If you have no securities accounts to report, please check here.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.



--------------------------                             ---------------
Signature                                              Date

                                   APPENDIX II
                             ANNUAL HOLDINGS REPORT
                           FOR CROFT FUNDS CORPORATION

Name of Reporting Person:      -----------------------
Information in Report Dated as of: -------------------   [NOTE: Information
Date Report Due: -------------------------------------    should be dated no
Date Report Submitted:--------------------------------    more than 30 days
Calendar Year Ended: December 31, ______                  before report is
                                                          submitted.]

SECURITIES HOLDINGS
--------------------- ---------------------- -----------------------------------

Name of Issuer and     No. of Shares          Principal Amount, Maturity Date
Title of Security     (if applicable)         and Interest Rate (if applicable)
--------------------- ---------------------- -----------------------------------


--------------------- ---------------------- -----------------------------------


--------------------- ---------------------- -----------------------------------


--------------------- ---------------------- -----------------------------------


--------------------- ---------------------- -----------------------------------


--------------------- ---------------------- -----------------------------------


--------------------- ---------------------- -----------------------------------
If you have no securities holdings to report for the year, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS
--------------------------------------------------------------------------------

Name of Broker, Dealer or Bank       Date Account Was      Name(s) on and Type
                                     Established            of Account
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
If you have no securities accounts to report for the year, please check here.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.



---------------------------                         --------------------
Signature                                           Date

                                  APPENDIX III
                                QUARTERLY REPORT
                           FOR CROFT FUNDS CORPORATION

Name of Reporting Person: ---------------------------
Calendar Quarter Ended:   ---------------------------
Date Report Due:          --------------------10, ---
Date Report Submitted:    ---------------------------


SECURITIES TRANSACTIONS
------------------ ------------- ------------------- -------------------- -------------- -------------- ----------------------

                     Name of                          Principal Amount,                                    Name of Broker,
                    Issuer and                        Maturity Date and                                    Dealer or Bank
     Date of         Title of      No. of Shares        Interest Rate         Type of                   Effecting Transaction
   Transaction       Security     (if applicable)      (if applicable)      Transaction      Price
------------------ ------------- ------------------- -------------------- -------------- -------------- ----------------------


------------------ ------------- ------------------- -------------------- -------------- -------------- ----------------------


------------------ ------------- ------------------- -------------------- -------------- -------------- ----------------------


------------------ ------------- ------------------- -------------------- -------------- -------------- ----------------------

------------------ ------------- ------------------- -------------------- -------------- -------------- ----------------------


If you have no securities transactions to report for the quarter, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS. If you established a securities account during the quarter, please provide the following information:
--------------------------------------------------------------------------------

Name of Broker,          Date Account was                  Name(s) on and
Dealer or Bank           Established                       Type of Account
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.



-------------------------                             --------------------
Signature                                             Date

                                   APPENDIX IV
                            COMPLIANCE CERTIFICATION
                           FOR CROFT FUNDS CORPORATION

                              INITIAL CERTIFICATION

I CERTIFY THAT I:    (i)    HAVE RECEIVED, READ AND REVIEWED THE FUND'S CODE OF
                            ETHICS;
                     (ii)   UNDERSTAND THE POLICIES AND PROCEDURES IN THE
                            CODE;
                     (iii)  RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND
                            PROCEDURES;
                     (iv)   UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                     (v)    WILL FULLY COMPLY WITH THE FUND'S CODE OF ETHICS;
                            AND
                     (vi)   HAVE FULLY AND ACCURATELY COMPLETED THIS
                            CERTIFICATE.


Signature:
                -----------------------------------

Name:                                                (Please print)
                -----------------------------------
Date Submitted:
                -----------------------------------
Date Due:
                -------------


--------------------------------------------------------------------------------


                              ANNUAL CERTIFICATION

I CERTIFY THAT I:    (i)    HAVE RECEIVED, READ AND REVIEWED THE FUND'S CODE OF
                            ETHICS;
                     (ii)   UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
                     (iii)  RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND
                            PROCEDURES;
                     (iv)   UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                     (v)    HAVE COMPLIED WITH THE FUND'S CODE OF ETHICS AND ANY
                            APPLICABLE REPORTING REQUIREMENTS DURING THIS PAST
                            YEAR;
                     (vi)   HAVE FULLY DISCLOSED ANY EXCEPTIONS TO MY COMPLIANCE
                            WITH THE CODE BELOW;
                     (vii)  WILL FULLY COMPLY WITH THE FUND'S CODE OF ETHICS;
                            AND
                     (vi)   HAVE FULLY AND ACCURATELY COMPLETED THIS
                            CERTIFICATE.

EXCEPTION(S):


Signature:
                -----------------------------------

Name:                                                (Please print)
                -----------------------------------
Date Submitted:
                -----------------------------------
Date Due:
                -------------